Exhibit 99.1

For Immediate Release

October 25, 2024

SPAR Group Stockholders Approve Merger with Highwire Capital

AUBURN HILLS, MI – SPAR Group, Inc. (NASDAQ: SGRP) (“SPAR”, “SPAR Group” or the “Company”), a provider of merchandising, marketing and distribution services, today announced that its stockholders approved at a special meeting the acquisition of SPAR Group by Highwire Capital (“Highwire Capital”).

The final voting results will be reported in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Under the terms of the Agreement and Plan of Merger, dated as of August 30, 2024 (the “Merger Agreement”), by and among SPAR Group, Highwire Capital and Highwire Merger Co. I, Inc., a wholly owned subsidiary of Highwire Capital, SGRP stockholders will receive $2.50 in cash per share of common stock. SPAR Group expects to announce the consummation of the transaction later in the fourth quarter of 2024, subject to the satisfaction of certain customary closing conditions set forth in the Merger Agreement. Upon completion of the transaction, SPAR Group will become a privately held company, and its stock will no longer be traded on NASDAQ.

About Highwire Capital

Highwire Capital transforms middle-market businesses by integrating innovative technologies with traditional operating models. By driving efficiency and fostering industry advancements, Highwire Capital revitalizes established entities into leading platforms for disruption and growth.

About SPAR Group, Inc.

SPAR Group is an innovative services company offering comprehensive merchandising, marketing and distribution solutions to retailers and brands. We provide the resources and analytics that improve brand experiences and transform retail spaces. We offer a unique combination of scale and flexibility with a passion for client results that separates us from the competition.

Forward Looking Statements

This press release (the “Press Release”) contains “forward-looking statements” within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SPAR Group. Forward-looking statements include information concerning the acquisition of SPAR Group by Highwire Capital (the “Acquisition”). “Forward-looking statements” are defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and other applicable federal and state securities laws, rules and regulations, as amended.

All statements (other than those that are purely historical) are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “believe,” “estimate,” “anticipate,” “continue,” “plan,” “project,” or the negative of these terms or other similar expressions also identify forward-looking statements. Forward-looking statements made by SPAR Group in this Press Release may include (without limitation) statements regarding: risks, uncertainties, cautions, circumstances and other factors (“Risks”). Those Risks include (without limitation): the impact of the news of the Acquisition or developments in it; the uncertainty of satisfaction of closing conditions respecting the Acquisition; the impact of SPAR Group’s continued strategic review process, or any resulting action or inaction, should the Acquisition not occur; the impact of selling certain of SPAR Group’s subsidiaries or any resulting impact on revenues, earnings or cash; the impact of adding new directors or new finance team members; the potential negative effects of any stock repurchase and/or payment; the potential continuing negative effects of the COVID pandemic on SPAR Group’s business; SPAR Group’s potential non-compliance with applicable Nasdaq director independence, bid price or other rules; SPAR Group’s cash flow or financial condition; and plans, intentions, expectations, guidance or other information respecting the pursuit or achievement of SPAR Group’s corporate objectives.

You should carefully review and consider SPAR Group’s forward-looking statements (including Risks and other cautions and uncertainties) and other information made, contained or noted in or incorporated by reference into this Press Release, but you should not place undue reliance on any of them. The results, actions, levels of activity, performance, achievements or condition of SPAR Group (including its affiliates, assets, business, clients, capital, cash flow, credit, expenses, financial condition, foreign exchange, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, revenues, sales, strategies, taxation or other achievement, results, Risks, trends or condition) and other events and circumstances planned, intended, anticipated, estimated or otherwise expected by SPAR Group (collectively, “Expectations”), and our forward-looking statements (including all Risks) and other information reflect SPAR Group’s current views about future events and circumstances. Although SPAR Group believes those Expectations and views are reasonable, the results, actions, levels of activity, performance, achievements or condition of SPAR Group or other events and circumstances may differ materially from our Expectations and views, and they cannot be assured or guaranteed by SPAR Group, since they are subject to Risks and other assumptions, changes in circumstances and unpredictable events (many of which are beyond SPAR Group’s control). In addition, new Risks arise from time to time, and it is impossible for SPAR Group to predict these matters or how they may arise or affect SPAR Group. Accordingly, SPAR Group cannot assure you that its Expectations will be achieved in whole or in part, that it has identified all potential Risks, or that it can successfully avoid or mitigate such Risks in whole or in part, any of which could be significant and materially adverse to SPAR Group and the value of your investment in SPAR Group’s common stock.

These forward-looking statements reflect SPAR Group’s Expectations, views, Risks and assumptions only as of the date of this Press Release, and SPAR Group does not intend, assume any obligation, or promise to publicly update or revise any forward-looking statements (including any Risks or Expectations) or other information (in whole or in part), whether as a result of new information, new or worsening Risks or uncertainties, changed circumstances, future events, recognition, or otherwise.

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Media Contact:	Investor Relations Contact:	Highwire Capital Contact:
Ronald Margulis	Sandy Martin	Ben Hudson
RAM Communications	Three Part Advisors	Highwire Capital, LLC
908-272-3930	214-616-2207	ben@highwire.capital
ron@rampr.com	smartin@threepa.com